Exhibit 99.77(Q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Certificate of Amendment of Certificate of Trust effective May 1, 2014 – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 24, 2014 and incorporated herein by reference.

(e)(1)	Expense Limitation Agreement between Voya Senior Income Fund and Voya Investments, LLC effective June 13, 2013 – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 24, 2014 and incorporated herein by reference.